<PRE>


AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11,
                                     2005


                                                    REGISTRATION NO. 333-119596

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1


                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              THE FRONTIER FUND
                         (A DELAWARE STATUTORY TRUST)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                    6799                  38-6815533
(STATE OF ORGANIZATION)(PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
                       CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)

      C/O EQUINOX FUND MANAGEMENT, LLC                    RICHARD E. BORNHOFT, PRESIDENT
       1660 LINCOLN STREET, SUITE 100                      EQUINOX FUND MANAGEMENT, LLC
           DENVER, COLORADO 80264                         1660 LINCOLN STREET, SUITE 100
               (303) 837-0600                                 DENVER, COLORADO 80264
(ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S                     (303) 837-0600
        PRINCIPAL EXECUTIVE OFFICES)         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
                           MICHAEL F. GRIFFIN, ESQ.
                             J. P. BRUYNES, ESQ.


                               ARNOLD & PORTER LLP



399 PARK AVENUE NEW YORK, NEW YORK 10022 (212)
                              715-1136


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon
as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. {checked-box}
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   {square}
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   {square}
   If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   {square}

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH SERIES OF SECURITIES TO BE REGISTERED MAXIMUM AGGREGATE       PROPOSED MAXIMUM                AMOUNT OF
                                                   NUMBER OF SECURITIESAGGREGATE OFFERING{dagger}REGISTRATION FEE{double-dagger}
                                                      TO BE OFFERED
Balanced Series-1                                   6,500,000           $644,930,000              $ 81,712.63
Balanced Series-2                                     600,000           $59,520,000               $  7,541.18
Graham Series-1                                       500,000           $50,000,000               $  6,335.00
Beach Series-1                                        200,000           $20,092,000               $  2,545.66
Campbell/Graham Series-1                            2,500,000           $250,000,000              $ 31,675.00
Campbell/Graham Series-2                              500,000           $50,000,000               $  6,335.00
C-View Currency Series-1                              100,000           $9,978,000                $  1,264.21
Dunn Series-1                                         100,000           $9,313,000                $  1,179.96
Total Units of Beneficial Interest                  11,000,000          $1,093,833,000            $138,588.64

{dagger}The proposed maximum aggregate offering for the Balanced Series, Beach
  Series, C-View Currency Series and Dunn Series of Units has been calculated assuming that all Units were sold at the Net Asset Value per Unit as of October 1, 2004. The proposed maximum aggregate offering for the Graham Series and Campbell/Graham Series of Units has been calculated assuming that all Units were sold during the Initial Offering Period at the price of $100 per Unit.
{double-dagger}The amount of the registration fee for the Balanced Series, Beach Series, C-View Currency Series and Dunn Series of Units is calculated in reliance upon Rule 457(d) under the Securities Act and using the proposed maximum aggregate offering as described above. The amount of the registration fee for the Graham Series and Campbell/Graham Series of Units is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above. The amount of the registration fee has been calculated at the recently-enacted rate of $126.70 per million dollars of registered securities.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Commission under the Securities Act, the form of prospectus herein also relates to 2,500,000 Units registered under the Registrant's Registration Statement on Form S-1 (Reg. No. 333-108397) declared effective on June 28, 2004, and 460,000 Units registered under the Registrant's Registration Statement on Form S-1MEF (Reg. No. 333-116949) declared effective on June 29, 2004.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


     EXPLANATORY NOTE: The Frontier Fund is filing this post-effective amendment no. 1 to registration statement on Form S-1 for the sole purpose of filing Exhibits 1.1 and 1.2 in Item 16 of Part II of the registration statement on Form S-1. All other information found in the registration statement on Form S-1 declared effective by the Securities and Exchange Commission on February 7, 2005, remains unchanged.

</PRE>

<PRE>

                              THE FRONTIER FUND


           THE DATE OF THIS PART II IS MARCH 11, 2005.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

     1.1 Form of Selling Agent Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents


     1.2 Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents


     4.1 Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)**



     4.2   Form of Subscription Agreement (annexed to the Prospectus as Exhibit
           B)**



     4.3   Form of Exchange Request (annexed to the Prospectus as Exhibit
           C)**



     4.4   Form of Request for Redemption (annexed to the Prospectus as Exhibit
           D)**



     4.5 Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)**



     4.6 Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)**



     4.7   Form of Privacy Notice (annexed to the Prospectus as Exhibit
           G)**


     5.1   Opinion of Dorsey & Whitney LLP as to legality**

     5.2 Opinion of Richards, Layton & Finger as to legality and inter-Series liability**

     8.1   Opinion of Dorsey & Whitney LLP as to income tax matters**


     10.1 Form of Amended and Restated Escrow Agreement among the Registrant, Equinox Fund Management, LLC, Bornhoft Group Securities Corporation and the U.S. Bank National Association, Denver Colorado**


     10.2 Form of Brokerage Agreement between each Trading Company and UBS Securities, LLC*

     10.21 Form of Brokerage Agreement between each Trading Company and Banc of America Futures Incorporated*

     10.3 Form of Advisory Agreement among the Registrant, the Trading Company, Equinox Fund Management, LLC, and each Trading Advisor*


     23.1 The consent of Deloitte & Touche is included as part of the Registration Statement**



     23.2 The consent of Dorsey & Whitney LLP is included as part of the Registration Statement**



     23.3 The tax consent of Dorsey & Whitney LLP is included as part of the Registration Statement**


     * Previously filed as like-numbered exhibit to the initial filing or the first, second, third or fourth pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-108397 and incorporated by reference herein.


     ** Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment to Registration
        Statement No. 333-119596 and incorporated by reference herein.


(b)The following financial statements are included in the Prospectus:

    1. The Frontier Fund

       (i) Report of Independent Registered Public Accounting Firm.

       (ii)Statement of Financial Condition as of December 31, 2003 and September 30, 2004 (unaudited).

       (iii)Notes to Statement of Financial Condition.

    2. Equinox Fund Management, LLC

       (i) Report of Independent Registered Public Accounting Firm.

       (ii)Consolidated Statement of Financial Condition as of December 31, 2003 and September 30, 2004 (unaudited).

       (iii)Notes to Consolidated Statement of Financial Condition.

    All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.



                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11 th day of March, 2005.


THE FRONTIER FUND
By:Equinox Fund Management. LLC
   Managing Owner

By:/s/     RICHARD E. BORNHOFT
       RICHARD E. BORNHOFT
            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.


         SIGNATURE                                        TITLE                                               DATE
/s/    RICHARD E. BORNHOFTPresident, Chief Executive Officer and manager of Executive Committee  March 11, 2005
   RICHARD E. BORNHOFT
  /s/    RON S. MONTANO   Secretary and Chief Administration Officer                             March 11, 2005
      RON S. MONTANO
    /s/    BRENT BALES    Chief Financial Officer                                                March 11, 2005
       BRENT BALES
 /s/    JOHN C. PLIMPTON  Member of Executive Committee                                          March 11, 2005
     JOHN C. PLIMPTON
   /s/    JOHN ZUMBRUNN   Member of Executive Committee                                          March 11, 2005
      JOHN ZUMBRUNN


    (Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)


                                     II-1

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